UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): May 8, 2020
BioTelemetry, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-55039	46-2568498
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1000 Cedar Hollow Road
Malvern,	Pennsylvania	19355
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (610) 729-7000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	BEAT	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.     ☐

Item 5.07 Submission of Matters to a Vote of Security Holders.
On May 8, 2020, BioTelemetry, Inc. (the “Company”) held its 2020 Annual Meeting of Stockholders (the “Annual Meeting”). At the Annual Meeting, the Company’s stockholders adopted the following proposals and cast their votes as described below.
Proposal 1
Election of three Class I director nominees to hold office until the 2023 Annual Meeting of Stockholders or until their successors are elected and qualified:

				Broker
	For	Against	Abstained	Non-Vote
Joseph H. Capper	26,350,209	339,012	28,450	3,263,557
Joseph A. Frick	26,337,720	322,296	57,655	3,263,557
Colin Hill	26,010,487	649,751	57,433	3,263,557
Proposal 2
Vote on an advisory resolution to approve the compensation of the Company’s named executive officers:

			Broker
For	Against	Abstained	Non-Vote
26,178,407	488,100	51,164	3,263,557
Proposal 3
Approval of the BioTelemetry, Inc. Amended and Restated 2017 Employee Stock Purchase Plan:

			Broker
For	Against	Abstained	Non-Vote
26,649,891	46,820	20,960	3,263,557
Proposal 4
Ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2020:

			Broker
For	Against	Abstained	Non-Vote
29,097,005	870,349	13,874	—

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BioTelemetry, Inc.

Dated: May 11, 2020	By:	/s/ Heather C. Getz

		Name:	Heather C. Getz, CPA
		Title:	Executive Vice President, Chief Financial and Administrative Officer